SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 10, 1997



                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Nevada                        0-6580                   84-0285520
 ---------------------------      -------------------        -------------------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
 of incorporation)                                           Identification No.)




751 Horizon Court, Suite 203, Grand Junction Colorado                 81506-8718
-----------------------------------------------------                 ----------
     (Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code:   (970) 243-8840


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 10, 1997, the Registrant completed the acquisition, under a Purchase and Sale Agreement dated December 31, 1996, of a 7.8125% After Prospect Payout Working Interest ("APPO WI") in a producing oil and gas prospect designated as the East Bayou Sorrel Prospect, in Iberville Parish, Louisiana. The oil and gas prospect is an approximately 4,500 acre prospect operated by a nonaffiliated independent oil and gas producer, National Energy Group, Inc. ("NEGX"). An exploratory oil and gas well, drilled to approximately 13,550 feet, was placed on production by the operator of the prospect in December 1996. The Registrant acquired the undivided APPO WI from three unrelated entities, Atocha Exploration, Inc., Potosky Oil and Gas, Inc. and Browning Oil Company, Inc., following negotiations between the Registrant and the persons from whom the APPO WI was acquired. There is no material relationship between any of such persons and the Registrant or any of its affiliates, directors, officers or any associate of any such director or officer. The purchase price for the acquisition of the APPO WI was valued at $1.75 million dollars and consisted of $875,000 of Registrant's cash and 315,000 shares of the Registrant's common stock. The number of shares issued for the purchase price may be adjusted in the event that the reported market price for Registrant's common stock is less than $2.78 per share on the date that a registration statement registering the shares issued in connection with the acquisition to the sellers for resale under the Securities Act of 1933 becomes effective. The source of the cash used by Registrant to complete the purchase was Registrant's working capital and corporate funds.

     The sellers of the APPO WI held the interest in the prospect for exploration and development of the oil and gas resources. The Registrant intends to continue to hold the assets acquired in connection with Registrant's oil and gas business and to participate in the development of the asset acquired. The prospect contains a discovery well which was tested in June 1996 at a sustained rate of 1,026 barrels of oil per day and 980 Mcf of natural gas per day with a flowing tubing pressure of 6,670 PSI on a 8/64" choke from a perforated interval of 13,208 to 13,226 feet. The well was put on production in December 1996 and has maintained flow rates similar to those experienced during the test period. The interest acquired by the Registrant is essentially a carried working interest in the prospect until all costs associated with acquiring and developing the prospect are recovered from production. Through December 31, 1996, approximately $6.1 million had been spent on the prospect consisting of:
(a) $3.9 million for the drilling, completing and testing of the discovery well;
(b) $1.1 million on a production platform; and (c) $1.1 million incurred in connection with an acquisition of existing oil and gas leases within the prospect. There will be at least one more well drilled within the prospect with an estimated cost of $3.9 million. All these costs, as well as any other costs that may be incurred in the future for the acquisition, drilling or development of oil and gas interests within the prospect, must be recovered prior to the Registrant sharing in any operating expenses and revenues incurred or generated from the existing well or other wells that may be drilled and developed within the prospect.


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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Registrant is a Small Business Issuer. Under Item 310(c)(3)(i) of Regulation S-B, financial statements relating to the assets acquired are not required.

     (b)  Pro forma financial information.

          Registrant is a Small Business Issuer. Under Item 310(d) of Regulation S-B, pro forma information relating to the acquisition of the assets is not required.

     (c)  Exhibits.

          Exhibit 10.27 Purchase and Sale Agreement dated December 31, 1996.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 16, 1997

                                             PEASE OIL AND GAS COMPANY



                                             By /s/ Willard H. Pease, Jr.
                                                --------------------------------
                                                Willard H. Pease, Jr., President









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                                  EXHIBIT INDEX


Exhibit           Description                                           Page No.
-------           -----------                                           -------
10.27             Purchase and Sale Agreement dated December 31, 1996.     6















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